                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       The Ashton Technology Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                        THE ASHTON TECHNOLOGY GROUP, INC.
                               ELEVEN PENN CENTER
                               1835 MARKET STREET
                                    SUITE 420
                        PHILADELPHIA, PENNSYLVANIA 19103

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001

To the holders of common stock of
THE ASHTON TECHNOLOGY GROUP, INC.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of The Ashton Technology Group, Inc., a Delaware corporation (the "Company"), will be held at 12:00 noon, local time, on May 24, 2001 at The Wyndham Plaza Hotel, 17th and Race Streets, Philadelphia, Pennsylvania for the purpose of considering and voting upon the following matters:

         1. To authorize the issuance by the Company of a sufficient number of shares of the common stock to allow the Company to meet its obligations under a Securities Purchase Agreement with RGC International Investors, LDC, pursuant to which the Company issued certain shares of its Series F Convertible Preferred Stock, par value $0.01 per share (the "Series F Preferred").

         2. To authorize the issuance by the Company of an undetermined number of shares of common stock under a Securities Purchase Agreement with Jameson Drive, LLC, which provides for the sale by the Company of up to $25 million worth of common stock, as the Company requests it, over a two year period.

         Further details on these matters are provided in the attached Notice of Special Meeting and Proxy Statement.

         The close of business on April 18, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any postponement, continuation or adjournment thereof. Such stockholders may vote in person or by proxy. A list of the stockholders entitled to notice of and to vote at the Special Meeting will be open to the examination of any stockholder of the Company upon request during regular business hours at the offices of the Company for the ten-day period prior to the Special Meeting.

         You are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, it is important that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Special Meeting. This Notice of Special Meeting and the Company's Proxy Statement and form of proxy are being sent to stockholders commencing on or about April 20, 2001.

                                        Sincerely,

                                        /s/ Fredric W. Rittereiser

                                        Fredric W. Rittereiser
                                        Chairman and Chief Executive Officer
Philadelphia, Pennsylvania
April 20, 2001

                             YOUR VOTE IS IMPORTANT.
                 PLEASE REMEMBER TO RETURN YOUR PROXY PROMPTLY.

                                     [LOGO]

                        THE ASHTON TECHNOLOGY GROUP, INC.
                               ELEVEN PENN CENTER
                               1835 MARKET STREET
                                    SUITE 420
                        PHILADELPHIA, PENNSYLVANIA 19103

                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001

         This Proxy Statement and the accompanying form of proxy are being furnished to the holders of the common stock, par value $0.01 per share, of The Ashton Technology Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (together, the "Board of Directors") for use at the Special Meeting of Stockholders of the Company to be held at The Wyndham Franklin Plaza Hotel, 17th and Race Streets, Philadelphia, Pennsylvania on May 24, 2001 at 12:00 noon, local time, and at any postponement, continuation or adjournment thereof (the "Special Meeting"). Only stockholders of record at the close of business on April 18, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. The Notice of Special Meeting, Proxy Statement and form of proxy are being sent or given to stockholders commencing on or about April 20, 2001.

         At the Special Meeting, the stockholders will be asked to:

         o authorize the issuance by the Company of a sufficient number of shares of the common stock to allow the Company to meet its obligations under a Securities Purchase Agreement with RGC International Investors, LDC, pursuant to which the Company issued certain shares of its Series F Convertible Preferred Stock, par value $0.01 per share (the "Series F Preferred"); and

         o authorize the issuance by the Company of an undetermined number of shares of common stock under a Securities Purchase Agreement with Jameson Drive, LLC, which provides for the sale by the Company of up to $25 million worth of common stock, as the Company requests it, over a two year period.

YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, TO COMPLETE, SIGN, DATE, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                    By Order of the Board of Directors,

                                    /s/ Fredric W. Rittereiser

                                    Fredric W. Rittereiser
                                    Chairman and Chief Executive Officer

Philadelphia, Pennsylvania
April 20, 2001

                                  INTRODUCTION

SOLICITATION OF PROXIES

         If the accompanying proxy is properly executed and returned, the shares of the common stock represented thereby will be voted in accordance with the instructions specified in the proxy. In the absence of instruction to the contrary, such shares will be voted (i) to authorize the issuance by the Company of a sufficient number of shares of the common stock to allow the Company to meet its obligations under a Securities Purchase Agreement with RGC International Investors, LDC, pursuant to which the Company issued certain shares of its Series F Convertible Preferred Stock; and (ii) to authorize the issuance by the Company of an undetermined number of shares of common stock under a Securities Purchase Agreement with Jameson Drive, LLC, which provides for the sale by the Company of up to $25 million worth of common stock, as the Company requests it, over a two year period.

MANNER AND EXPENSES OF SOLICITATION

         Solicitation of proxies will be undertaken by officers and employees of the Company, on behalf of the Board of Directors, by mail, telephone, facsimile and personal contact. All costs thereof will be borne by the Company. The Company may also make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the common stock and to request authority for the execution of proxies. If it does so, the Company will reimburse such organizations for their reasonable expenses in connection therewith. In addition, the Company has entered into an arrangement with Corporate Investor Communications, Inc. ("CIC"), whereby CIC shall act as proxy solicitor on behalf of the Board of Directors in connection with the Special Meeting, soliciting proxies by mail, telephone, facsimile and personal contact. In exchange for its services as proxy solicitor, CIC will receive payment of approximately $7,000 from the Company.

REVOCATION OF PROXY

         Any stockholder may revoke his or her proxy at any time prior to the voting thereof on any matter. Any stockholder who signs and returns a proxy may revoke it at any time before it has been voted by: (i) delivering written notice of its revocation to the Company, (ii) delivering to the Company a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy).

QUORUM AND REQUIRED VOTE

         At March 26, 2001, the outstanding voting securities of the Company consisted of 33,178,830 shares of common stock. Each share is entitled to one vote on each matter of business properly brought before the Special Meeting. The Company does not know of any other matters that will be presented at the Special Meeting. However, if any other matters properly come before the Special Meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

         The presence, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the Special Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. A list of all of the Company's stockholders entitled to notice of and to vote at the Special Meeting will be available at the Special Meeting for inspection by any stockholder upon request and during regular business hours at the offices of the Company for the ten-day period prior to the Special Meeting.

         Shares of common stock represented by a properly signed and returned proxy will be counted as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Approval and adoption of Proposal One and Proposal Two require the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy, excluding abstentions. The failure of abstentions to be counted may affect the outcome of the vote by virtue of not being counted one way or the other. A broker "non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on the matter from the customer, is barred by applicable rules from exercising discretionary voting authority in the matter, and so indicates on the proxy. Brokers who have not received voting instructions from beneficial owners by ten days prior to the Special Meeting are not permitted to vote the shares of such holders in their discretion, subject to any instructions subsequently given by such holders prior to the Special Meeting.

                                  PROPOSAL ONE:

       TO AUTHORIZE THE ISSUANCE BY THE COMPANY OF A SUFFICIENT NUMBER OF
      SHARES OF COMMON STOCK TO ALLOW THE COMPANY TO MEET ITS OBLIGATIONS
          UNDER A SECURITIES PURCHASE AGREEMENT WITH RGC INTERNATIONAL
     INVESTORS, LDC, PURSUANT TO WHICH THE COMPANY ISSUED CERTAIN SHARES OF
                             ITS SERIES F PREFERRED

SALE OF SERIES F CONVERTIBLE PREFERRED STOCK

         On August 18, 1999 (the "Series F Issue Date"), under a Securities Purchase Agreement (the "Series F Purchase Agreement") between the Company and RGC International Investors, LDC (the "Investor"), the Company issued to the Investor, in a private placement exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), 20,000 shares of Series F Preferred and warrants to purchase 200,000 shares of common stock (the "Warrants"), for gross proceeds of $20,000,000. The Series F Preferred is convertible into shares of common stock in accordance with the provisions of the Certificate of Designation, Preferences and Rights of the Series F Preferred (the "Certificate of Designation"). The Warrants are exercisable for a period of five years, ending August 18, 2004, at an exercise price of $12.26 per share.

         On the Series F Issue Date, the Company and the Investor also entered into a Registration Rights Agreement (the "Registration Rights Agreement").

PURPOSE OF THIS PROPOSAL ONE

         In view of the requirements of the Nasdaq Stock Market, Inc. ("Nasdaq"), the Company is requesting that the stockholders approve the issuance by the Company of that number of shares of common stock as the Company estimates, from time to time, would be necessary to allow the Company to comply with its obligations under the Securities Purchase Agreement and the Certificate of Designation as described below.

NASDAQ NATIONAL MARKET REQUIREMENT

         The Company's common stock is listed on the Nasdaq National Market (the "NNM") operated by Nasdaq. Nasdaq has established rules of corporate governance which must be followed by all issuers whose securities are listed on the NNM. Pursuant to these rules, the Company is required to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering for cash involving the sale or issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to or in excess of 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. This rule is referred to hereinafter as the "Nasdaq 20% Limitation." Compliance with the Nasdaq 20% Limitation is required by the Certificate of Designation.

OBLIGATIONS OF THE COMPANY

         The Company has various obligations under the Series F Purchase Agreement, the Certificate of Designation and the Registration Rights Agreement.

         Under the Series F Purchase Agreement, among other obligations, the Company is required to have authorized and reserved for issuance two times that number of shares of common stock issuable upon (i) conversion by the Investor of the Series F Preferred, which number is not fixed and, pursuant to the Certificate of Designation, is determined with respect to the market price from time to time of the common stock and (ii) exercise by the Investor of the Warrants. The Company has a sufficient number of authorized shares of common stock to provide for the full conversion of the Series F Preferred and exercise of the Warrants.

         As described below, under the Certificate of Designation, the Company is required to issue, upon conversion of the Series F Preferred by the Investor, the number of shares of common stock determined in accordance with the Certificate of Designation, among other obligations. It is with respect to this obligation, as it relates to the Nasdaq 20% Limitation, that the Company is requesting the approval of the stockholders of this Proposal One.

         Under the Registration Rights Agreement, among other obligations, the Company is required to register under the Securities Act the resale by the Investor of two times that number of shares of common stock issuable to the Investor upon (i) conversion by the Investor of the Series F Preferred and (ii) exercise by the Investor of the Warrants. The Company has registered under the Securities Act, on a Registration Statement on Form S-3 filed by the Company on September 15, 1999, and declared effective by the Securities and Exchange Commission on November 4, 1999, the resale by the Investor of 6,335,144 shares of common stock. This number of shares was, at the Series F Issue Date, two times the number of shares of common stock issuable to the Investor upon the conversion of the Series F Preferred and the exercise of the Warrants. The Company intends to register additional shares in the future in order to meet its obligations under the Registration Rights Agreement.

POTENTIAL ISSUANCE OF COMMON STOCK UPON CONVERSION OF SERIES F PREFERRED

         Under the terms set forth in the Certificate of Designation, the number of shares of common stock into which each share of Series F Preferred is convertible is determined with reference to the market price of the common stock, as follows: each share of Series F Preferred is convertible into a number of shares of the common stock as is equal to (i) the sum of (A) $1,000, which is the stated value of a share of the Series F Preferred, as established in the Certificate of Designation, plus (B) a premium of up to 9% per annum on the stated value from the date of issuance until the date of conversion, divided by
(B) a conversion price. This conversion price, except as adjusted as described in the following paragraph, is the lesser of (X) $10.7869 or (Y) the average of the five lowest closing bid prices for the common stock on the NNM during the twenty-two trading days prior to the date of such conversion.

         Prior to February 17, 2000, the conversion price was $7.85 (the "Floor Price") for all conversions that took place on days where the common stock traded below the Floor Price. On January 1, 2000, in accordance with its rights under the Certificate of Designation, the Company imposed a "blackout" on sales of common stock by the Investor based upon the Company's expectation of a material event concerning the Company. The anticipated material event did not subsequently occur. As a result of the blackout, which was effective from January 10, 2000 through February 28, 2000, the Investor agreed not to sell shares of common stock issued upon conversion of the Series F Preferred and the exercise of Warrants. In connection with the blackout, the conversion price on 6,000 of the remaining 8,000 shares of Series F Preferred outstanding at that time was adjusted to equal the lesser of $5.6563 or the conversion price that would otherwise be in effect on the date of any such conversion.

         The Certificate of Designation also provides that unless (i) permitted by the applicable rules and regulations of the NNM, or (ii) the Company has obtained stockholder approval for issuance in accordance with the applicable rules of the NNM, the total number of shares of common stock issued upon conversion of the Series F Preferred and exercise of the Warrants shall not exceed the maximum number of shares of common stock that the Company is permitted to issue pursuant to any rule of the principal United States securities market on which the common stock trades. The Certificate of Designation establishes 4,949,770 shares as the maximum total number of shares of common stock that the Company may issue upon conversion of the Series F Preferred and exercise of the Warrants by the Investor without obtaining prior approval from stockholders (the "Maximum Share Amount"). The Maximum Share Amount represents 19.99% of the total shares of common stock outstanding on the Issue Date of the Series F Preferred, and is based upon the Nasdaq 20% Limitation.

         As of March 26, 2001, the Investor has converted 15,636.28 shares of Series F Preferred Stock into 4,949,768 shares of common stock. Therefore, based upon the limitation established by the Maximum Share Amount of 4,949,770 shares set forth in the Certificate of Designation, the Company may issue only two additional shares of common stock upon further conversions of the Series F Preferred and exercise of the Warrants before stockholder approval must be obtained under NNM rules. The Investor has agreed not to seek to convert further Series F Preferred or exercise the Warrants while the Company seeks stockholder approval to issue sufficient shares of common stock.

         The number of shares of common stock that may become issuable by the Company upon the conversion of the remaining 4,363.72 shares of Series F Preferred may change from time to time in accordance with the provisions of the Certificate of Designation, and therefore an exact number cannot be determined at this time. The number of shares that the Company is required to issue is based upon the conversion formula in place on the conversion date, as described above. On March 26, 2001 the Series F Preferred conversion price was $1.24. Thus, if the remaining 4,363.72 shares of Series F Preferred were converted by the Investor and the 200,000 warrants were exercised on that date, the Company would be required to issue 4,304,499 shares of common stock to meet its obligations under the Certificate of Designation. This number of shares of common stock would exceed the Nasdaq 20% Limitation.

         Pursuant to the Nasdaq 20% Limitation and the restrictions set forth in the Certificate of Designation, the Company is not permitted to issue such number of shares of common stock without stockholder approval. Therefore, the Company requests that at the Special Meeting the stockholders approve the issuance of the maximum number of shares necessary to allow the Company to satisfy its obligations under the Certificate of Designation.

CONSEQUENCES IF STOCKHOLDERS APPROVAL IS NOT OBTAINED

         If the Company's stockholders do not approve Proposal One, the terms of the Series F Preferred and the Nasdaq 20% Limitation will prohibit the Company from issuing a sufficient number of shares of common sock to meet its obligations under the Series F Purchase Agreement and Certificate of Designation, thereby causing a Trading Market Redemption Event ("Redemption Event") under the Series F Purchase Agreement. The occurrence of a Redemption Event would require the Company to redeem the outstanding shares of the Series F Preferred at a price per share equal to 105% of the stated value thereof, plus 9% per annum (beginning on the date of issuance and ending on the redemption date), plus any additional amounts owed to the holders of the Series F Preferred. The impact of the Redemption Event would severely reduce the Company's capital at a time when such capital is necessary to fund the Company's strategic business initiatives and would threaten the Company's ability to continue as a going concern.


         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE "FOR" THE APPROVAL OF PROPOSAL ONE.

                                  PROPOSAL TWO:

            TO AUTHORIZE THE ISSUANCE BY THE COMPANY OF COMMON STOCK
        SUFFICIENT TO MEET THE COMPANY'S OBLIGATIONS UNDER THAT CERTAIN
          SECURITIES PURCHASE AGREEMENT BY AND BETWEEN THE COMPANY AND
                              JAMESON DRIVE, LLC.


EQUITY LINE OF CREDIT

         On February 9, 2001 (the "Equity Line Execution Date"), the Company entered into a Securities Purchase Agreement (the "Equity Line of Credit") with Jameson Drive, LLC ("Jameson"), whereby the Company has the right to cause Jameson to purchase, from time to time over a two year period beginning on the Equity Line Execution Date, shares of common stock that are worth a total dollar value of $25,000,000 at the time of issuance. Also under the Equity Line of Credit, Jameson received a warrant to purchase 15,000 shares of common stock for each $1,000,000 of common stock that the Company causes Jameson to purchase. The Company also agreed to pay Adirondack Capital, LLC, of which K. Ivan F. Gothner, a director of the Company is a Managing Director, 5% of the proceeds of each purchase of Ashton common stock by Jameson, and has granted 50,000 shares of restricted common stock of Ashton to Adirondack Capital for its assistance in structuring the Equity Line of Credit.

         Pursuant to the Equity Line of Credit, the per share price at which the Company can cause Jameson to purchase common stock is 90% of the average of the three lowest closing bid prices of the common stock on the NNM during the twenty trading day period after the Company gives notice to Jameson of such a purchase. Thus, the total number of shares that may be sold to Jameson under the Equity Line of Credit depends on the market price of the common stock during such respective twenty-day periods.

         In accordance with the Nasdaq 20% Limitation, the Company may not enter into any transaction other than a public offering for cash involving the sale or issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to or in excess of 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. The Equity Line of Credit also restricts the Company from selling to Jameson, in the absence of stockholder approval, any shares of common stock that would exceed, when aggregated with the shares of common stock previously sold to Jameson under the Equity Line of Credit, 20% of the total number of shares of common stock outstanding as of the date of such sale. As of March 26, 2001, there were 33,178,830 shares of common stock outstanding. Thus, due to the Nasdaq 20% Limitation and the restrictions contained in the Equity Line of Credit, the maximum number of shares of common stock that the Company may sell under the Equity Line of Credit based on the number of shares outstanding at March 26, 2001, would be 6,632,448 before stockholder approval is required.

         On March 26, 2001, the closing bid price of the common stock was $1.53 per share. If the $1.53 closing bid price on March 26, 2001 was used to determine the purchase price, the purchase price paid by Jameson would be $1.38 per share. Thus, if all 6,632,448 shares presently issuable by the Company under the Equity Line of Credit were sold to Jameson at $1.38, the Company would only be able to raise $9,140,376 in equity capital out of the $25,000,000 in total equity capital available through the Equity Line of Credit.

         Therefore, to afford the Company maximum flexibility to cause Jameson to purchase common stock as critical capital needs are identified and to allow the Company to utilize the full $25,000,000 in capital made available through the Equity Line of Credit, the Company seeks stockholder approval for the issuance of the maximum number of shares of common stock that the Company may at any time be entitled to cause Jameson to purchase under the Equity Line of Credit.

CONSEQUENCES IF STOCKHOLDER APPROVAL IS NOT OBTAINED

         Failure of the stockholders to approve Proposal Two would mean that the Company would be severely limited in the amount of capital that it could raise under the Equity Line of Credit based on current market prices for the common stock. Such restrictions would hinder the Company's access to capital when capital is needed to fund the Company's strategic business initiatives and would threaten the Company's ability to continue as a going concern.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE "FOR" THE APPROVAL OF PROPOSAL TWO.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

MANAGEMENT

         The following tables set forth certain information as of March 26, 2001, regarding (i) the beneficial ownership of the equity securities of the Company and certain of its subsidiaries by the executive officers and directors of the Company, and (ii) the beneficial ownership of the equity securities of the Company and certain of its subsidiaries by all executive officers and directors of the Company as a group.

1. The Ashton Technology Group, Inc., common stock, par value $0.01 per share. As of March 26, 2001, there were 33,178,830 shares of common stock issued and outstanding.


                                                                        Amount and
                                                                        Nature of
Name and Address of                                                     Beneficial                      Percent
Beneficial Owner**                                                      Ownership                       Of Class
-------------------                                                   -------------                     --------
Jennifer L. Andrews..................................                     5,600(1)                           *
Arthur J. Bacci......................................                   193,660(2)                           *
Thomas G. Brown......................................                    55,000(3)                           *
Richard E. Butler....................................                   230,000(4)                           *
K. Ivan F. Gothner...................................                   820,262(5)                         2.4%
Marc Gresack.........................................                    40,000(6)                           *
Herbert Kronish......................................                   100,000(7)                           *
Fredric W. Rittereiser...............................                 1,628,500(8)                         4.8%
William W. Uchimoto..................................                   275,536(9)                           *
Fred S. Weingard.....................................                   873,869(10)                        2.6%
All executive officers and directors of the
     Company as a group (10 persons).................                 4,222,427***                        11.5%

*        Represents less than 1%.

** The address of each of the beneficial owners in the foregoing table is c/o The Ashton Technology Group, Inc., Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103.

***      Includes 3,628,965 shares issuable upon exercise of options.

(1) Represents (i) 600 shares of common stock, and (ii) 5,000 shares of common stock issuable upon the exercise of options, which are currently exercisable at $10.50 per share.

(2) Represents (i) 6,100 shares of common stock; (ii) 100,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $3.1875 per share; and (iii) 87,560 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.

(3) Represents (i) 50,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $1.875 per share, and (ii) 5,000 shares of common stock issuable upon the current exercise of options at at $9.06 per share.

(4) Represents (i) 180,000 shares of common stock issuable upon exercise of options, which are currently exercisable $1.875 per share; and (ii) 50,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.

(5) Represents (i) 70,262 shares of common stock; and (ii) 750,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $1.875 per share.

(6) Represents 40,000 shares of common stock issuable upon the exercise of options, which are currently exercisable at $9.75 per share.

(7) Represents 100,000 shares of common stock issuable upon the exercise of options, which are currently exercisable at $1.875 per share.

(8) Mr. Rittereiser may be deemed to be the beneficial owner of: (i) 403,500 shares of common stock held of record by The Dover Group, Inc ("Dover"); (ii) 25,000 shares of common stock issuable upon the exercise of Redeemable Warrants held by Dover which are currently exercisable at $5.85 per share; (iii) 1,000,000 shares of common stock issuable upon exercise of options held by Mr. Rittereiser which are currently exercisable at $1.875 per share; (iv) 100,000 shares of common stock issuable upon exercise of options held by Mr. Rittereiser which are currently exercisable at $10.50 per share; and (v) 100,000 shares held by Mr. Rittereiser's wife as a gift from her father, Frederick Weimmer, Sr., of which Mr. Rittereiser disclaims beneficial ownership. Dover is a corporation of which Mr. Rittereiser is the sole stockholder, director and officer.

(9) Represents (i) 3,000 shares of common stock; (ii) 180,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $1.875 per share; and (iii) 92,536 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.

(10) Represents (i) 10,000 shares of common stock; (ii) 100,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $14.25 per share; (iii) 538,750 shares of common stock issuable upon exercise of options, which are currently exercisable at $1.875 per share; (iv) 100,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $10.50 per share; and (v) 125,119 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.

2. Universal Trading Technologies Corporation (Majority Owned Subsidiary), common stock, par value $0.01 per share. As of March 26, 2001, there were 18,530,417 shares outstanding.

                                                                        Amount and
                                                                        Nature of
Name and Address of                                                     Beneficial                      Percent
Beneficial Owner                                                        Ownership                       Of Class
-------------------                                                   -------------                     --------
Jennifer L. Andrews.........................................              9,000(1)                           *
Arthur J. Bacci.............................................            500,000(2)                         2.6%
Thomas G. Brown.............................................            125,000(3)                           *
Richard E. Butler...........................................            225,000(4)                         1.2%
K. Ivan F. Gothner..........................................            640,000(5)                         3.3%
Marc Gresack................................................             50,000(6)                           *
Herbert Kronish.............................................                 -0-                             *
Fredric W. Rittereiser......................................          1,000,001(7)                         5.2%
William W. Uchimoto.........................................            500,000(8)                         2.6%
Mark Valentine..............................................            646,375(9)                         3.5%
Fred S. Weingard............................................            650,000(10)                        3.4%
All executive officers and directors of the Company as a
group (11 persons)..........................................          4,345.376**                         19.7%

*        Represents less than 1%.

** Includes 3,549,000 shares issuable upon exercise of options and 546,375 shares issuable upon conversion of Series TK Convertible Preferred Stock.

(1) Represents 9,000 shares of common stock issuable upon the exercise of options, which are currently exercisable at $2.00 per share.

(2) Represents (i) 187,500 shares of common stock issuable upon exercise of options, which are currently exercisable at $1.33 per share; and (ii) 312,500 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.

(3) Represents 125,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.

(4) Represents 225,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.

(5) Represents 640,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.

(6) Represents 50,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $3.50 per share.

(7) Represents (i) 250,001 shares of common stock held by Dover; and (ii) 750,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.

(8) Represents 500,000 shares of common stock issuable upon the exercise of options, which are currently exercisable at $2.00 per share.

(9) Represents 100,000 shares of common stock issuable upon the exercise of options, which are currently exercisable at $3.50 per share and 546,375 shares issuable upon conversion of Series TK Convertible Preferred Stock which is convertible between May 2001 and December 2004.

(10) Represents (i) 650,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.

3. Electronic Market Center, Inc. (Majority Owned Subsidiary), common stock, par value $0.0001 per share. As of March 26, 2001, there were 10,130,000 shares outstanding.

                                                                        Amount and
                                                                        Nature of
Name and Address of                                                     Beneficial                      Percent
Beneficial Owner                                                        Ownership                       Of Class
-------------------                                                   -------------                     --------
Arthur J. Bacci.............................................               237,500                         2.3%
Thomas G. Brown.............................................                75,000                           *
Richard E. Butler...........................................                75,000                           *
K. Ivan F. Gothner..........................................               187,500                         1.9%
Marc Gresack................................................               175,000                         1.7%
Herbert Kronish.............................................                   -0-                           *
Fredric W. Rittereiser......................................               300,000                         3.0%
Matthew J. Saltzman.........................................             1,950,000                        19.3%
William W. Uchimoto.........................................               175,000                         1.7%
Fred S. Weingard............................................               175,000                         1.7%
All executive officers and directors of the Company as a
group (10 persons)..........................................             3,350,000                        34.1%

*        Represents less than 1%.

CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of March 26, 2001 regarding each person, other than directors and executive officers, who is known by the Company to own beneficially more than five percent (5%) of the common stock.

                                                                        Amount and
                                                                        Nature of
Name and Address of                                                     Beneficial                      Percent
Beneficial Owner                                                        Ownership                       Of Class
-------------------                                                   -------------                     --------
TK Holdings, Inc.                                                      2,475,594(1)                       7.4%
     365 Bay Street
     Toronto, Ont., Canada M5H2V2


(1) Includes: (i) 733,945 shares of common stock held of record by TK Holdings, Inc.; (ii) 1,333,333 shares of common stock held of record by CALP II Limited Partnership; (iii) 133,316 shares of common stock issuable upon the exercise of 72,850 shares of UTTC TK Convertible Preferred Stock held by Mr. Mark Valentine which is convertible into Ashton common stock between May 1, 2001 and June 1, 2001; (iv) 100,000 shares of common stock issuable upon exercise of Series T Warrants held by TK Holdings (50,000) and Mr. Mark Valentine (50,000), currently exercisable at $10.50 per share; and (v) 175,000 shares of common stock issuable upon exercise of Series K Warrants held by TK Holdings, Inc. (100,000), CALP Limited Partnership (54,750), and Advantage (Bermuda) Fund, Ltd. (20,250), currently exercisable at $2.50 per share. Two executive officers of TK Holdings, including Mr. Valentine, are also
         (i) executive officers of the general partner of both CALP Limited Partnership and CALP II Limited Partnership and (ii) executive officers of the general partner of Advantage (Bermuda) Fund Ltd. Accordingly, TK Holdings, CALP, CALP II, Advantage (Bermuda) Fund Ltd., and Mr. Valentine may be considered a group that beneficially owns all of the shares beneficially owned by any of them.

                              FINANCIAL INFORMATION

         The Company's financial statements for the fiscal year ended March 31, 2000 are included in the Company's 2000 Annual Report to Stockholders, which was mailed to the Company's stockholders with the Company's 2000 Proxy Statement, and for the fiscal quarters ended June 30, 2000, September 30, 2000, and December 31, 2000 in the Company's Quarterly Reports on Form 10-Q. The Company will provide, without charge, to each holder of common stock, upon such holder's written or oral request, copies of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 and the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000, September 30, 2000, and December 31, 2000, all of which were filed with the Securities and Exchange Commission, by first class mail or other equally prompt means within one business day of receipt of such request. Requests for such documents should be directed to the Company at Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103, Attention: Secretary, telephone (215) 789-3300. The Company is incorporating by reference into this Proxy Statement the financial information contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 2000 and in its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000, September 30, 2000, and December 31, 2000, including the financial statements, management's discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure, and quantitative and qualitative disclosures about market risk.

                              STOCKHOLDER PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings consistent with regulations adopted by the Securities and Exchange Commission ("SEC"). For stockholder proposals to be considered by the Board of Directors for inclusion in the Proxy Statement and form of proxy relating to the 2001 Annual Meeting of Stockholders, the Company must receive them not later than March 30, 2001. If any stockholder wishes to present a proposal to the 2001 Annual Meeting of Stockholders that is not included in the Proxy Statement relating to such meeting and fails to submit such proposal to the Secretary of the Company on or before June 13, 2001, then the Board of Directors will be allowed to use its discretionary voting authority when the stockholder proposal is raised at the 2001 Annual Meeting of Stockholders, without any discussion of the matter in its Proxy Statement. All stockholder proposals should be addressed to the Company at Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103, Attention: President. Nothing in this paragraph shall be deemed to require the Company to include in its proxy materials relating to the 2001 Annual Meeting of Stockholders any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC and by the Company's Bylaws at that time in effect.

                                          By Order of the Board of Directors,

                                          /s/ Fredric W. Rittereiser

                                          Fredric W. Rittereiser
                                          Chairman and Chief Executive Officer

April 20, 2001

                        THE ASHTON TECHNOLOGY GROUP, INC.
            PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON MAY 24, 2001

         The undersigned stockholder hereby appoints Arthur J. Bacci, Fredric W. Rittereiser and William W. Uchimoto, and each of them, each with full power to act alone and with power of substitution, as proxy or proxies for the undersigned, to attend the Special Meeting of the Stockholders of The Ashton Technology Group, Inc. (the "Company"), to be held at 12:00 noon local time on May 24, 2001, at The Wyndham Franklin Plaza Hotel, 17th and Race Streets, Philadelphia, Pennsylvania, or at any postponements, continuations or adjournments thereof, and to vote all shares of common stock of the Company, par value $0.01 per share ("common stock"), held by the signatory at the close of business on April 18, 2001, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue hereof with respect to the matters described below.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholders. If no direction is made, this proxy will be voted "FOR" Proposal One and "FOR" Proposal Two. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any and all postponements, continuations or adjournments thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL ONE AND "FOR" PROPOSAL TWO.

1. PROPOSAL ONE: TO AUTHORIZE THE ISSUANCE BY THE COMPANY OF A SUFFICIENT NUMBER OF SHARES OF COMMON STOCK TO ALLOW THE COMPANY TO MEET ITS OBLIGATIONS UNDER A SECURITIES PURCHASE AGREEMENT WITH RGC INTERNATIONAL INVESTORS, LDC, PURSUANT TO WHICH THE COMPANY ISSUED CERTAIN SHARES OF ITS SERIES F PREFERRED.

                  FOR                AGAINST               ABSTAIN
                  [ ]                  [ ]                   [ ]


2. PROPOSAL TWO: TO AUTHORIZE THE ISSUANCE BY THE COMPANY OF AN UNDETERMINED NUMBER OF SHARES OF COMMON STOCK UNDER A SECURITIES PURCHASE AGREEMENT WITH JAMESON DRIVE, LLC, WHICH PROVIDES FOR THE SALE BY THE COMPANY UP TO $25 MILLION WORTH OF COMMON STOCK, AS THE COMPANY REQUESTS IT, OVER A TWO YEAR PERIOD.

                  FOR                AGAINST               ABSTAIN
                  [ ]                  [ ]                   [ ]


                               [X]  PLEASE MARK YOUR
                                    VOTE AS IN THIS EXAMPLE
                  (Continued and to be signed on reverse side.)

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT AND HEREBY REVOKES ALL PREVIOUSLY GRANTED PROXIES.


                   PLEASE BE SURE TO SIGN AND DATE THIS PROXY


Date:
     ---------------------                          ----------------------------
                                                    Stockholder sign here



                                                    ----------------------------
                                                    Co-owner sign here

         Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

     PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.